(h)(1)(ii)

Execution Version

Amendment
To
Transfer Agency Services Agreement

This Amendment To Transfer Agency Services Agreement (“Amendment”), dated as of January 1, 2019 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the investment companies and portfolios of investment companies referenced on the signature page to this Amendment (“Funds”), each in its individual and separate capacity.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Funds previously entered into certain Transfer Agency Services Agreements, dated as of February 25, 2009, several amendments thereto amending Exhibit A, and an Adoption Agreement, dated August 2, 2010 (collectively, the “Current Agreement”). The parties intend that the Current Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                              Modifications to Current Agreement.  The Current Agreement is amended as follows:

(a)                                         The words “PNC Global Investment Servicing (U.S.) Inc.” are deleted each place they appear and are replaced in their entirety with the words “BNY Mellon Investment Servicing (US) Inc.”; the defined term “PNC” is deleted each place it appears and is replaced with “BNYM”; each reference to “The PNC Financial Services Group, Inc.” shall be deleted each place it appears and replaced with “The Bank of New York Mellon Corporation”; and each reference to “ING” and “ING Groep N.V.” shall be deleted each place they appear and be replaced with, respectively, “Voya” and “Voya Financial, Inc.”

(b)                                         Section 9(a) is deleted and replaced in its entirety with the following:

(a)                                 BNYM shall commence to provide Services to the Fund under this Agreement on April 20, 2009 and, unless terminated pursuant to its terms, shall continue until 11:59 PM on the December 31, 2022 (the “Initial Term”).

(c)                                          Section 16(d) is deleted and replace in its entirety with the following:

(d)                                 Notwithstanding any other provision of this Agreement, except as provided in this Section 16(d), in no event shall BNYM, its Affiliates or any of its or their directors, officers, employees, agents or subcontractors be liable under the Agreement under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages, losses or payment obligations, including indemnification obligations under Section 17, which are not direct damages regardless of whether such damages, losses or payment obligations were or should have been foreseeable and regardless of whether any entity or person has been advised of the possibility of such damages, losses or payment obligations, all and each of which is hereby excluded by agreement of the parties; provided, however, in connection with a breach of Sections 18 or 19 involving the personal information of Fund shareholders, the foregoing shall not prohibit the awarding of damages representing (i) cost of notifications required by law to the adversely impacted individuals, (ii) costs of providing credit monitoring to adversely impacted individuals for 1 year or such longer period required by law, (iii) costs of additional call center staffing at BNYM to respond to shareholder inquiries related to the incident and (iv) regulatory fines and penalties.

(d)                                         A new Section 16(g) that reads in its entirety as follows is added:

(g)                                  (1)                                 Subject to Section 16(g)(4), BNYM’s maximum aggregate cumulative liability under this Agreement to the Fund and all persons or entities claiming through the Fund, considered as a whole, for all Loss, the recovery of which is not excluded by another provision of this Agreement, including without limitation obligations under Section 17, shall not exceed (i) with respect to such Loss resulting from breaches of Section 18 and 19 (“Section 18/19 Loss”), an amount equal to twenty-four (24) times the Monthly Average, and (ii) with respect to all permitted Loss, including Section 18/19 Loss, an amount equal to forty-eight (48) times the Monthly Average. “Monthly Average” means the quotient obtained by dividing (i) the amount of fees paid or payable by the Fund for the twelve (12) calendar months immediately prior to the last Loss Date (as defined below), by (ii) 12.

(2)                                 “Loss” is hereby defined to mean any losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments or payment obligations, reimbursements, adverse monetary consequences or monetary liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any claim or obligation to indemnify and defend, and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

(3)                                 “Loss Date” is hereby defined to mean the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

(4)                                 The limitation on liability imposed by Section 16(g)(1) shall not apply to Loss caused by breaches of the Agreement constituting the fraud, intentional misconduct or reckless disregard of BNYM and not excluded from recovery by another provision of this Agreement.

(e)                                          The introductory paragraph of Section 18(a) is deleted and replaced in its entirety with the following:

(a)                                 Each party shall implement procedures reasonably designed to keep the Confidential Information (as defined immediately below) of the other party in confidence and to allow use and disclosure of and access to Confidential Information solely in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party.  “Confidential Information” means:

(f)                                           Section 19 is deleted and replaced in its entirety with the following:

5.                                      Privacy.  Each party hereto acknowledges and agrees that, subject to the reuse and re- disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall implement procedures reasonably designed to limit disclosure of the non-public personal information of shareholders and former shareholders of the Fund obtained under this Agreement to disclosures appropriate to carrying out the activities contemplated by this Agreement or as otherwise agreed in writing or permitted by law or regulation.  BNYM agrees to implement procedures reasonably designed to protect “personal information”, as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth (“Massachusetts Privacy Regulation”), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations.  BNYM will implement and maintain a comprehensive information security program with written policies and procedures reasonably designed to: (i) protect the security and confidentiality of personal information; (ii) protect against any anticipated threats or hazards to the security or integrity of personal information; (iii) protect against unauthorized access to or use of personal information that could result in substantial harm or inconvenience to individuals, and (iv) provide for appropriate disposal of personal information.

(g)                                          New Sections 26(j) and 26(k) that read in their entirety as follows are added:

(j)                                    Enterprise Nature of Services.  In furnishing the services provided for in this Agreement or any component or segment of such services BNYM may utilize any combination of the employees, facilities, equipment, systems and other resources (collectively, “Resources”) of its own and the Resources of its Affiliates, including Resources shared by BNYM and its Affiliates, and BNYM may satisfy its obligations under this Agreement directly or through Affiliates.  References to employees, facilities, equipment, systems or other resources of BNYM in this Agreement shall mean the employees, facilities, equipment, systems or other resources of BNYM and its Affiliates considered collectively.  In addition, BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of its obligations of BNYM under this Agreement. Nothing in this Section 26(j) shall have the effect of transferring liability of BNYM to any other entity, including Affiliates.

(k)                                 Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that includes BNYM and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, administration, operations, technology services, client and client-customer communications, relationship management, storage and record retention, compilation and analysis of customer-related data, and other functions in one or more affiliates, subsidiaries and third-party service providers (the “Centralized Functions”). Notwithstanding any other provision of the Agreement and subject to the confidentiality obligations herein, the Fund consents to the foregoing centralization of functions, the receipt of services hereunder through the Centralized Functions, in connection with BNYM’s utilization of the Centralized Functions BNYM’s disclosure of Fund information, including Confidential Information, and BNYM’s storage of names and business addresses of Fund employees and employees of its affiliates and sponsors in centralized locations of the BNY Mellon Group or its third party service providers, and to the compilation of aggregated data by the BNY Mellon Group that includes Confidential Information of the Fund and its account owners, that is anonymized and does not permit identification of the Fund or any of its account owners, for use in strategic planning, marketing, product and service research and development and other bona fide business purposes. The BNY Mellon Group shall possess all ownership rights with respect to such aggregated anonymized data.

(h)                                         Exhibit A is deleted and replaced in its entirety with the Exhibit A attached to this Amendment, dated as of January 1, 2019.

2.                                              Remainder of Current Agreement.   Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.                                              Governing Law.  The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

4.                                              Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.                                              Facsimile Signatures; Counterparts.  This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment .

IN WITNESS WHEREOF, the parties hereto have caused this Amendment To Transfer Agency Services Agreement to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.

Each Investment Company listed on Exhibit A to the Unified Agreement, on its own behalf and, to the extent applicable, on behalf of each of its Portfolios listed on Exhibit A to the Unified Agreement, each in its individual and separate capacity

By:	/s/ Peter G. Rigopoulos
		By:	/s/ Todd Modic
Name:	Peter G. Rigopoulos
		Name:	Todd Modic
Title:	Director, Business Executive
		Title:	Senior Vice President

Corporate Leaders Trust

Each Investment Company listed on Exhibit A to the Aetna Agreement, on its own behalf and, to the extent applicable, on behalf of each of its Portfolios listed on Exhibit A to the Aetna Agreement, each in its individual and separate capacity

By:	/s/ Todd Modic

Name:	Todd Modic
		By:	/s/ Todd Modic
Title:	Senior Vice President
		Name:	Todd Modic

		Title:	Senior Vice President

EXHIBIT A

(Unified Agreement)

(Dated: January 1, 2019)

THIS EXHIBIT A (Unified Agreement) is Exhibit A to that certain Transfer Agency Services Agreement,  dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the investment companies listed below that the parties refer to as the “Unified Agreement”. For all purposes under the “Unified Agreement”, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Equity Trust

Voya Large-Cap Growth Fund

Voya Large Cap Value Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya SmallCap Opportunities Fund

Voya SMID Cap Growth Fund

Voya U.S High Dividend Low Volatility Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya Investors Trust

Voya Global Perspectives® Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya U.S. Stock Index Portfolio

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® Franklin Income Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

VY® Morgan Stanley Global Franchise Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio

VY® Templeton Global Growth Portfolio

Voya Mutual Funds

Voya CBRE Global Infrastructure Fund

Voya CBRE Long/Short Fund

Voya Diversified Emerging Markets Debt Fund

Voya Global Bond Fund

Voya Global Corporate Leaders® 100 Fund

Voya Global Equity Dividend Fund

Voya Global Equity Fund

Voya Global Perspectives® Fund

Voya Global Real Estate Fund

Voya International High Dividend Low Volatility Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Equity Fund

Voya Multi-Manager International Factors Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution Income Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® Oppenheimer Global Portfolio

VY® Pioneer High Yield Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

VY® Templeton Foreign Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Voya Separate Portfolios Trust

Voya Emerging Markets Corporate Debt Fund Voya

Emerging Markets Hard Currency Debt Fund Voya

Emerging Markets Local Currency Debt Fund Voya

Investment Grade Credit Fund

Voya Securitized Credit Fund

Voya Target In-Retirement Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Variable Insurance Trust

VY® Goldman Sachs Bond Portfolio

Voya Variable Products Trust

Voya MidCap Opportunities Portfolio

Voya SmallCap Opportunities Portfolio

EXHIBIT A

(Aetna Agreement)

(Dated: January 1, 2019)

THIS EXHIBIT A (Aetna Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc., and the investment companies listed below that the parties refer to as the “Aetna Agreement”. For all purposes under the “Aetna Agreement”, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Government Money Market Portfolio

Voya Intermediate Bond Portfolio

Voya Series Fund, Inc.

Voya Corporate Leaders® 100 Fund

Voya Global Multi-Asset Fund

Voya Global Target Payment Fund

Voya Government Money Market Fund

Voya Mid Cap Research Enhanced Index Fund

Voya Small Company Fund

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds

Voya Growth and Income Portfolio

Voya Variable Portfolios, Inc.

Voya Australia Index Portfolio

Voya Emerging Markets Index Portfolio

Voya Euro STOXX 50® Index Portfolio

Voya FTSE 100 Index® Portfolio

Voya Global Equity Portfolio

Voya Hang Seng Index Portfolio

Voya Index Plus LargeCap Portfolio

Voya Index Plus MidCap Portfolio

Voya Index Plus SmallCap Portfolio

Voya International Index Portfolio

Voya Japan TOPIX Index® Portfolio

Voya Russell™ Large Cap Growth Index Portfolio

Voya Russell™ Large Cap Index Portfolio

Voya Russell™ Large Cap Value Index Portfolio

Voya Russell™ Mid Cap Growth Index Portfolio

Voya Russell™ Mid Cap Index Portfolio

Voya Russell™ Small Cap Index Portfolio

Voya Small Company Portfolio

Voya U.S. Bond Index Portfolio

EXHIBIT A

(CLT Agreement)

(Dated: January 1, 2019)

THIS EXHIBIT A (Corporate Leaders Trust Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the investment companies listed below that the parties refer to as the “CLT Agreement”. For all purposes under the “CLT Agreement”, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Corporate Leaders Trust Fund

Voya Corporate Leaders Trust Fund